                                                                    EXHIBIT 1.01
                                 ATMI, INC.

                             4,000,000 Shares/1/


                                Common Stock


                           UNDERWRITING AGREEMENT
                           ----------------------

                                              _________, 1998


HAMBRECHT & QUIST LLC
BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY
 SECURITIES LLC
ADVEST, INC.
NEEDHAM & COMPANY, INC.
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     ATMI, Inc. a Delaware corporation (herein called the Company), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $.01 par value per share (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Stockholders) propose to sell an aggregate of 2,000,000 shares of Common Stock of the Company (said 4,000,000 shares of Common Stock being herein called the Underwritten Stock). The Selling Stockholders named on Schedule III propose to grant to the Underwriters (as hereinafter defined) an option to purchase up to 600,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

-------------------------
/1/ Plus an option to purchase from the Selling Stockholders up to 600,000 additional shares to cover over-allotments.

     The Company and the Selling Stockholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-46609), including the related Preliminary Prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related Preliminary Prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement) in the form in which it became effective and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended including any Rule 462(b) registration statement. The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A or (if no such filing is required) as included in the Registration Statement, and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or of the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall, if applicable, be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

     (a) The Company hereby represents and warrants to each Underwriter as follows:

          (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity, in good standing under the laws of the jurisdiction of its organization, has full entity power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as currently being conducted, and is duly qualified and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, operations, financial condition or income of the Company and its subsidiaries, taken as a whole). The outstanding equity interests of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company (either directly or indirectly through another wholly-owned subsidiary) free and clear of all liens, encumbrances and security interests except as disclosed in the Registration Statement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into equity interests or other ownership interests in any such subsidiary are outstanding.

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, operations, financial condition, income or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (iii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, nor instituted proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date and on the Closing Date and any later date on which Option Stock may be purchased, neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplements thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;
     provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus. There are no contracts or documents of the Company which would be required by the Securities Act or by the rules and regulations of the Commission to be filed as exhibits to the Registration Statement which have not been so filed.

          (iv) The capitalization of the Company is, and upon consummation of the transactions contemplated hereby will be, as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the capital stock of the Company conforms to the description thereof in the Registration Statement under the caption "Description of Capital Stock"; the Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid, nonassessable, free of pre-emptive rights and conforms to the description thereof in the Prospectus. There are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company other than as described in the Registration Statement; and no such option, warrant or other right has been granted to any person, the exercise of which would cause such person to own more than five percent of the Common Stock outstanding immediately after the offering other than as described in the Prospectus. Except for such rights not currently applicable or which have no practical applicability due to the Company's reorganization on October 10, 1997 pursuant to which stockholders of Advanced Technology Materials, Inc. received shares of Common Stock of the Company which were registered under the Securities Act, no person or entity holds a right to require or participate in the registration under the Securities Act of shares of Common Stock of the Company which right has not been waived by the holder thereof or exercised in accordance with its terms as of the date hereof with respect to the registration of shares pursuant to the Registration Statement, and except as described in the Prospectus, no person holds a right to require registration under the Securities Act of shares of Common Stock of the Company at any other time. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein.

          (v) The Company and its subsidiaries now hold, and at the Closing Date (as defined in Section 5(a) hereof) will hold, all material licenses, certificates and permits from state, federal and other regulatory authorities which are necessary for the conduct of the business of the Company and its subsidiaries taken as a whole; neither the Company nor any of its subsidiaries is in violation of its organizational charter or by-laws, partnership agreement or operating agreement, as applicable, or in default in the performance or observance of any provision of any obligation, agreement, covenant or condition contained in any bond, debenture or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or such subsidiary is a party or by which it or any of its properties is bound (except to the extent that such a default would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, as presently being conducted or as proposed to be conducted in the Prospectus), or, to the best of the Company's knowledge, is in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

          (vi) The Company owns, or possesses adequate rights to use or sublicense, all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes, trademarks, service marks, trade names, copyrights and other intellectual property described or referred to in the Registration Statement and the Prospectus as owned or used by it or which are necessary for the conduct of its business as now conducted and as described in the Registration Statement and the Prospectus. All such patents, patent rights, licenses, trademarks, service marks and copyrights are (i) valid and enforceable and
     (ii) not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, as presently being conducted or as proposed to be conducted in the Prospectus. The Company has no knowledge of, and has not received any notice of, infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, copyrights or other intellectual property which, singly or in the aggregate, is, or is reasonably likely to be, the subject of an unfavorable decision, ruling or finding that could materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, as now conducted or as proposed to be conducted in the Registration Statement and the Prospectus.

          (vii) The Company has full corporate power and authority to enter into this Agreement and the Custody Agreements with the Selling Stockholders (herein called the "Custody Agreements"). This Agreement has been duly authorized, executed and delivered by the Company and by the Attorney-in-Fact for the Selling Stockholders; the Custody Agreements have been duly authorized, executed and delivered by the Company and constitute a valid and binding agreement of the Company and is, or when executed will be, enforceable against the Company in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally; the performance of this Agreement and the Custody Agreements and the consummation of the transactions herein contemplated and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the property of the Company or any of the subsidiaries is bound, (B) the organizational charter or by-laws, partnership agreement or operating agreement, as applicable, of the Company or any of the subsidiaries or (C) (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the subsidiaries or over the properties of the Company [,except as has been waived].

          (viii) Except as set forth in the Prospectus, there is not any action, suit or proceeding, at law or in equity, pending against the Company or any subsidiary before any court or administrative agency, which, if determined adversely to the Company or any subsidiary, would materially adversely affect the business, operations, financial condition, income or business prospects of the Company and the subsidiaries taken as a whole, or prevent consummation of the transactions contemplated hereby.

          (ix) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position and the results of operations of the Company and its subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made except for normal year-end adjustments with respect to interim financial statements which will not in the aggregate be material. No other financial statements or schedules of the Company are required by the Securities
     Act, the Securities Exchange Act of 1934, as amended (hereinafter the "Exchange Act"), the Exchange Act Rules and Regulations or the Securities Act Rules and Regulations to be included in the Registration Statement or the Prospectus. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

          (x) The Company and its subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed (or have filed extensions therefor or obtained any required extensions in connection therewith), and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith.

          (xi) Each approval, consent, order, authorization, designation, declaration or filing by or with any United States regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Selling Stockholders of this Agreement and the consummation by the Company and the Selling Stockholders of the transactions herein contemplated (except (A) such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), (B) as may be necessary to make the Registration Statement effective (and to maintain such effectiveness) and to qualify the Stock for public offering by the Underwriters under state and foreign securities laws or (C) filings required under Rule 424(b) or Rule 430(A)) has been obtained or made and is in full force and effect.

          (xii) Ernst & Young LLP and Price Waterhouse LLP, who have certified the financial statements of the Company and of certain subsidiaries of the Company, respectively, filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

          (xiii) The Company and the subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) described as owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount.

          (xiv) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (xv) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

          (xvi) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates have taken, and at the Closing Date and at each purchase of the Option Stock, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Stock.

          (xvii) Neither the Company nor any subsidiary is or has been an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xviii) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed with the Commission.

     (b) Each of the Selling Stockholders, severally and not jointly as to itself or himself only, represents and warrants to each Underwriter as follows:

          (i) Such Selling Stockholder has good and marketable title to all the shares of Stock to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Stockholder, to the rights of the Company, as custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

          (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Stockholder have been placed in custody under the Custody Agreement for delivery under this Agreement with the Custodian; such Selling Stockholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Stockholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Stockholder for such custody, including the Selling Stockholder's Irrevocable Power of Attorney (herein called the Power of Attorney) provided for in the Custody

Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

          (iii) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, and (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) for the sale and delivery of the Stock to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has the right, power and authority to enter into this Agreement, the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Stock to be sold by the Selling Stockholder hereunder; the Power of Attorney and the Custody Agreement constitute valid and binding obligations and agreements of such Selling Stockholder in accordance with their respective terms.

          (iv) The performance of this Agreement, the Selling Stockholder's Irrevocable Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

          (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which has constituted, or which is designed to or might reasonably be expected to cause or result in, stabilization or manipulation of the price of sale or resale of the Stock.

          (vi) Each of the Selling Stockholders, severally and not jointly, represents and warrants that the representations and warranties of the Company set forth in subparagraph (iii) of paragraph 2(a) above are true and correct and that, to their knowledge, the representations and warranties of the Company set forth in subparagraphs (i) and (ii) and (iv)-(xviii) of paragraph 2(a) above are true and correct.

     3.   Purchase of the Stock by the Underwriters.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,000,000 shares of the Underwritten Stock to the several Underwriters, each Selling Stockholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Stockholder, and each of the Underwriters agrees to purchase from the Company and the Selling Stockholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Stockholders and purchased by the several Underwriters shall be $[_____] per share. The obligation of each Underwriter to the Company and each of the Selling Stockholders shall be to purchase from the Company and the Selling Stockholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within twenty-four (24) hours after receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares and portion of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares which the defaulting Underwriter or

Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Stockholders shall have the right, within twenty-four (24) hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Stockholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, each of the Selling Stockholders named on Schedule III grants an option to the several Underwriters to purchase, severally and not jointly, the Option Stock from such Selling Stockholders, each in the amount set forth on Schedule III hereto, at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice by you to the Company as Custodian no later than 9:00 a.m. San Francisco time setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. If the option granted hereby is exercised in part, the Option Stock to be sold by each Selling Stockholder shall be the same percentage of the total number of shares of the Option Stock to be sold by each Selling Stockholder as is set forth on Schedule III, as adjusted by you in such reasonable manner as you deem advisable to avoid fractional shares. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.   OFFERING BY UNDERWRITERS.

     (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and under the caption "Underwriting" (other than the last paragraph set forth under the caption "Underwriting") in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Stock (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.   DELIVERY OF AND PAYMENT FOR THE STOCK.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Shipman & Goodwin LLP, One American Row, Hartford, Connecticut 06103 at 7:00 a.m., San Francisco time, on the [third] business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after the date of this Agreement, as shall be agreed upon in writing by the Company, the Selling Stockholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of this Agreement, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Shipman & Goodwin LLP, One American Row, Hartford, Connecticut 06103 at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Stockholders shall be made to the Custodian, for the account of the Selling Stockholders, in each case by one or more wire transfers or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 not less than one full business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Stockholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company and, with respect to paragraphs (j) and (l) below, each of the Selling Stockholders severally and not jointly as to itself or himself only, covenant and agree as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance in all material respects with the Securities Act or the rules and regulations of the Commission.

     (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by the Company of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act. The copies of the Registration Statement, any Preliminary Prospectus or Prospectus and each amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the reasonable opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

     (h) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement (including, without limitation, those costs and expenses relating to Stock to be sold by the Selling Stockholders), including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

     (i) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and for filing fees incident to the review of the offering by the NASD.

     (j) The Selling Stockholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares of the Stock being sold by the Selling Stockholders.

     (k) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 90 days following the Effective Date, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Stock to be sold to the Underwriters pursuant to this Agreement, (ii) shares of Common Stock issued by the Company upon the exercise of outstanding warrants or upon the exercise of options granted under the stock option plans and employee stock purchase plans of the Company (the "Option Plans") or upon the exercise of options outstanding as of the date hereof, all as described in the Prospectus, (iii) options to purchase Common Stock granted under the Option Plans and options or other rights to purchase Common Stock granted under a stock option plan or employee stock purchase plan of the Company as may be approved by the Board of Directors and the stockholders of the Company, provided that such options or other rights do not vest and may not be exercised during the period of 90 days following the Effective Date and
(iv) with five business days prior written notification to Hambrecht & Quist LLC, up to an aggregate of ____________ shares of Common Stock to be issued by the Company in connection with the acquisition by the Company of another company or entity, provided that the terms of such issuance prohibit the re-sale of such Common Stock until 90 days following the Effective Date. For purposes of this paragraph (k), a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A.

     (l) Each of the Selling Stockholders agrees that, without the prior consent of Hambrecht & Quist LLC, for a period of 90 days following the Effective Date, such Selling Stockholder will not, directly or indirectly: (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any right to purchase or acquire Common Stock

(except for the Stock) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, any Selling Stockholder may transfer shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, either during his or her lifetime or on death, by gift, will or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively such Selling Stockholders and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a
        --------  -------
condition to the transfer that the transferee thereof execute an agreement, reasonably satisfactory to Hambrecht & Quist LLC, stating that the transferee is receiving and holding the Common Stock in accordance with this paragraph
(l), and there shall be no further transfer of such Common Stock except in accordance with this paragraph (l). For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, stepchildren, father, mother, brother or sister of the transferor.

     (m) The Company will invest the proceeds received by the Company from the Stock sold by the Company to the Underwriters pending the use of such proceeds, in investment-grade, interest-bearing securities, in accordance with the "Use of Proceeds" indicated in the Registration Statement.

     (n) Until the termination of the offering of the Stock, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     (o) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     (p) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Securities Act), the Company will make generally available an earnings statement in accordance with
Section 11(a) of the Securities Act and Rule 158 thereunder.

     7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) Subject to the provisions of paragraph (f) below, the Company and the Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration
Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus
(or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Stockholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Stockholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus and any 462(b) registration statement as part thereof) or any post-effective amendment thereto (including any 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled, to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses of not more than one separate counsel for the indemnified party or parties incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation to defend or defense against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Stockholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding. No Underwriter shall be liable for any settlement of any proceeding entered into without its written consent. The Underwriters will not, without the prior written consent of the Company and one of the Attorneys-in-Fact for the Selling Stockholders, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company, any person who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act or a Selling Stockholder is a party to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Company, each such controlling person and each Selling Stockholder from all liability arising out of such claim, action, suit or proceeding. Neither the Company nor any Selling Stockholder shall be liable for any settlement or any proceeding without its written consent (which may be the written consent of an Attorney-in-Fact in the case of a Selling Stockholder).

     (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in paragraph (b) of
Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the proceeds received by such Selling Stockholder for the Stock sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Stockholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States and would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impractical. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Stockholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company and the Selling Stockholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (h) and (i) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Stockholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

     (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Hale and Dorr LLP, counsel for the Underwriters.

     (c) (i) You shall have received from Shipman & Goodwin LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto. If Option Stock is purchased at any date after the Closing Date, you shall receive an additional opinion from the aforementioned counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (ii) You shall have received from Intellectual Property/Technology Law, intellectual property counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto. If Option Stock is purchased at any date after the Closing Date, you shall receive an additional opinion from the aforementioned counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date or such opinion remain valid as of such later date.

          (iii) You shall have received from counsel to each Selling Stockholder who is reasonably satisfactory to Hale and Dorr LLP, counsel to the Underwriters, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth on Annex C hereto, and if such Option Stock is purchased at any date after the Closing Date, an additional opinion from each such counsel, addressed to the Underwriters and dated such later date confirming that the statements expressed as of the Closing Date in such opinion remains valid as of such later date.

     (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or earnings of the Company and its subsidiaries as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the

Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of comparable companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
Section 9 are true and correct.

     (f) You shall have received from each of Ernst & Young LLP and Price Waterhouse LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company or certain of its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

     (g) You shall have received on the Closing Date a certificate from each Selling Stockholder stating that (i) the representations and warranties made by such

Selling Stockholder herein are true and correct on the Closing Date; and (ii) such Selling Stockholder has complied with each obligation which is required to be performed on his or its part at or prior to the Closing Date.

     (h) You shall have received from Ernst & Young LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of and as at December 31, 1996 and December 31, 1997, did not disclose any weakness in internal controls that they considered to be material weaknesses.

     (i) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several states, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of
Section 6 hereof.

     (j) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for inclusion on the Nasdaq National Market upon official notice of issuance.

     (k) On or prior to the Closing Date, you shall have received from all directors, executive officers, and certain beneficial holders of more than 1% of the outstanding Common Stock, and all Selling Stockholders, stockholders agreements in form reasonably satisfactory to Hambrecht & Quist LLC, to the effect of the agreements of the Selling Stockholders set forth in Section 6(l) hereto.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Hale and Dorr LLP, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Stockholders. Any such termination shall be without liability of the Company or the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that (i) in the event of such termination, the Company and the Selling Stockholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (h) and (i) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligation of the Company and the Selling Stockholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Stockholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that (i) in the event of any such termination the Company and the Selling Stockholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (h) and (i) of Section 6 hereof.

     11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement and subject, in the case of a Selling Stockholders, to the provisions of paragraph (f) of Section 7, the Company and the Selling Stockholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Stockholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Stockholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 7 Commerce Drive, Danbury, Connecticut 06810, Attention: Chief Executive Officer, with a copy to Shipman & Goodwin LLP, One American Row, Hartford, Connecticut 06103, Attention: Donna L. Brooks, Esq.; and if to the Selling Stockholders, shall be mailed, telegraphed or delivered to the Selling Stockholders in care of the Custodian, ATMI, Inc., 7 Commerce Drive, Danbury, CT 06810. All notices given by telegraph shall be promptly confirmed by letter.

     14. DEFAULT BY SELLING STOCKHOLDERS. If on any Closing Date any Selling Stockholder fails to sell the Stock which such Selling Stockholder has agreed to sell on such date as set forth in Schedule II or Schedule III hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the shares of Stock which such Selling Stockholder has failed to so sell, as set forth in Schedule II or Schedule III hereto, or such fewer number of shares as may be requested by the Underwriters.

     15. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Stockholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (k) and (l) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-Fact by each such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

     Please sign and return to the Company and to the Selling Stockholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

     Very truly yours,

     ATMI, INC.



     By:
         -----------------------------
         Eugene G. Banucci, Ph.D.
         President and Chief Executive
         Officer


     SELLING STOCKHOLDERS LISTED ON SCHEDULE II AND SCHEDULE III HERETO



     By:
        ----------------
        Attorney-in-Fact

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

HAMBRECHT & QUIST LLC
BT ALEX.BROWN INCORPORATED
NATIONSBANC MONTGOMERY
 SECURITIES LLC
ADVEST, INC.
NEEDHAM & COMPANY, INC.
  By Hambrecht & Quist LLC


By:
    ----------------------
    Managing Director

Acting on behalf of the several
Underwriters, including themselves,
named in Schedule I hereto.

                                 SCHEDULE I

                                UNDERWRITERS


                                         Number of Shares
                                              to be
             Underwriters                    Purchased
             ------------                ----------------
Hambrecht & Quist LLC

BT Alex. Brown Incorporated

NationsBanc Montgomery Securities LLC

Advest, Inc.

Needham & Company, Inc.

                                             _________
     Total                                   4,000,000
                                             =========

                                 SCHEDULE II

                            SELLING STOCKHOLDERS


                                           Number of
    Name and Address                        Shares
 of Selling Stockholders                  to be Sold
-------------------------                 ----------



                                          ---------
Total                                     2,000,000
                                          =========

                                SCHEDULE III

                                OPTION STOCK


                                             Number of
    Name and Address                          Shares
 of Selling Stockholders                     to be Sold
-------------------------                    ----------




                                              -------
Total                                         600,000
                                              =======

                                   ANNEX A

                    MATTERS TO BE COVERED IN THE OPINION OF
                             SHIPMAN & GOODWIN LLP
                            COUNSEL FOR THE COMPANY


     (i) Each of the Company and its subsidiaries set forth on Exhibit A hereto
                                                               ------- -
(each, a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation in each state of the United States of America in which its ownership or leasing of property requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and has full corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of each of the subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and is owned directly or indirectly by the Company free and clear of all claims, liens, encumbrances and security interests, and, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiary are outstanding;

     (ii) the duly authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Stock to be sold by the Selling Stockholders) have been duly and validly issued and are fully paid and nonassessable; the certificates evidencing the Stock delivered to the Representatives for the several accounts of the Underwriters are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement, the Stock represented thereby will be duly authorized and validly issued, fully paid and non-assessable; the description of the capital stock of the Company in the Registration Statement and Prospectus conforms to the terms thereof; [any Option Stock purchased after the Closing Date when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and fully paid and non-assessable [to be included only if Option Stock is being issued]; no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issuance and sale thereof, pursuant to the Certificate of Incorporation or By-Laws of the Company and, to such counsel's knowledge, there are no contractual preemptive rights with respect to the issuance and sale of the Stock that have not been waived or exercised in accordance with their terms or rights of first refusal or rights of co-sale which exist with respect to the issuance and sale of the Stock or with respect to the Stock being sold by the Selling Stockholders;

     (iii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

     (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

     (v) the information required to be set forth in the Registration Statement in answer to Item 9, Item 10 (insofar as it relates to such counsel) and Item 11(c) of Form S-1 is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items; and, to such counsel's knowledge the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Registration Statement accurately and fairly presents in all material respects the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (vi) such counsel does not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     (vii) the Company has full corporate power and authority to enter into the Underwriting Agreement and the Custody Agreements; the Underwriting Agreement and the Custody Agreements have been duly authorized, executed and delivered by the Company; the Custody Agreements constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with the respective terms thereof, except as enforceability may be limited by the application of bankruptcy, insolvency or other laws affecting creditors' rights generally;

     (viii) no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation of the transactions contemplated under the Underwriting Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Stock;

     (ix) the execution and delivery of the Agreement and the Custody Agreements, the compliance by the Company with all of the terms thereof and the consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument filed (or incorporated by reference) by the Company as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 or in any Quarterly Report or registration statement filed with the Securities and Exchange Commission since that date, or violate or conflict with (i) any judgment, ruling, decree or order known to us or (ii) any statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Company or any of the Subsidiaries [,except as may have been waived];

     (x) all holders of securities of the Company who acquired Securities of the Company on or after October 10, 1997 or who hold options, warrants or other rights to acquire such securities] having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights, exercised such rights in accordance with their terms or such rights have expired by reason of lapse of time following notification of the Company's intent;

     (xi) the Stock sold by the Selling Stockholders is listed and duly admitted to trading on the Nasdaq Stock Market, and the Stock issued and sold by the Company will have been duly authorized for listing by the Nasdaq Stock Market upon official notice of issuance; and

     (xii) neither the Company nor any subsidiary is or has been an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules, or notes thereto, and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules, or notes thereto, and other financial data contained or incorporated by reference therein as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               _______________________________________

     Counsel rendering the foregoing opinion may (i) in the case of the law governing the Underwriting Agreement, assume, without independent inquiry, that such laws are the same as those of the State of Connecticut and (ii) rely as to questions of law not involving the laws of the United States, the State of Delaware or of the State of Connecticut, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Underwriters and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                   ANNEX B

                   MATTERS TO BE COVERED IN THE OPINION OF
              INTELLECTUAL PROPERTY/TECHNOLOGY LAW, INTELLECTUAL
                       PROPERTY COUNSEL FOR THE COMPANY


     Such counsel are familiar with the technology used by the Company and its subsidiaries in their businesses and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights and:

          (i) such counsel have no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights owned or used by the Company or any of its subsidiaries, or the manner of its use thereof, or any allegation on the part of any person that the Company or any of its subsidiaries is infringing any trademarks, trade names, patent rights, mask works, copyrights, licenses, trade secrets or other intellectual property rights of any such person or (B) omits to state any material fact relating to trademarks, trade names, patents, mask works, copyrights, license, trade secrets or other intellectual property rights owned or used by the Company or any of its subsidiaries, or the manner of its use thereof, or any allegation of which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

          (ii) to the best of such counsel's knowledge, there are no adversarial legal or governmental proceedings pending relating to trademarks, trade names, patent rights, mask works, copyrights, licenses, trade secrets or other intellectual property rights of the Company or any of its subsidiaries, and to the best of such counsel's knowledge no such adversarial proceedings are threatened or contemplated by governmental authorities or others;

          (iii) such counsel do not know of any contracts or other documents relating to the Company's or any of its subsidiaries' trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

          (iv) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is infringing or otherwise violating any trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights of others, and to the best such counsel's knowledge there are no infringements by any of the Company's or any of its subsidiaries' trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights which in the judgment of such counsel could affect materially the use thereof by the Company or any of its subsidiaries; and

          (v) to the best of such counsel's knowledge, the Company or one of its subsidiaries owns or possesses sufficient licenses, or other rights to use all trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights necessary conduct the business now being or proposed to be conducted by the Company and its subsidiaries as described in the Prospectus.

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

                                   ANNEX C

                    MATTERS TO BE COVERED IN THE OPINION OF
                     COUNSEL FOR EACH SELLING STOCKHOLDER


     (i) The Selling Stockholder is the "beneficial owner" (as such phrase is defined in Rule 13d-3) of the securities set forth opposite his, her or its name under the caption "PRINCIPAL AND SELLING STOCKHOLDERS" in the Prospectus as and to the extent set forth therein;

     (ii) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder and the Custody Agreement between the Selling Stockholder and ATMI, Inc., a Delaware corporation, as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the Selling Stockholder;

     (iii) to the best of such counsel's knowledge, the Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval required by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Stock to be sold by him, her or it in the manner provided in the Underwriting Agreement and the Custody Agreement and the Selling Stockholder's Irrevocable Power of Attorney; and

     (iv) upon delivery to the Underwriters of a certificate for such of the Stock that is being sold by the Selling Stockholder under the Underwriting Agreement and payment for such Stock by the Underwriters, each Underwriter will acquire all of the rights of such Selling Stockholder in such Stock, and each Underwriter will also acquire such Stock free of any "adverse claim" (within the meaning of Section 8-302(2) of the Uniform Commercial Code).




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